UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreement with John D. Finley.  On January 27, 2016, Sunshine Bancorp, Inc. (the “Company”) and Sunshine Bank (the “Bank”) entered into an employment agreement with John D. Finley, Chief Financial Officer of the Company and Executive Vice President of the Bank (the “Employment Agreement”).  The term of the Employment Agreement will be for two years and renews daily such that the remaining term will be two years, unless otherwise terminated.  Mr. Finley will receive a base salary of $200,000 and incentive bonuses payable at the discretion of the board.  In addition, Mr. Finley will be eligible to participate in the employee benefit plans offered by the Bank, and will be reimbursed for reasonable business expenses incurred.

If Mr. Finley’s employment is terminated by the Company or the Bank without cause or he voluntarily resigns for “good reason,” he will receive a payment equal to the sum of his annual base salary and most recent bonus received from the Bank, payable for a period of 12 months following his date of termination.  In addition, the Bank will reimburse Mr. Finley for the cost of continued coverage under the Bank’s medical insurance plan during his applicable COBRA period, less the amount that he would be required to contribute for such coverage if he was an active employee with the Bank.

In the event of a change in control of the Company or the Bank, followed by either Mr. Finley’s: (1) voluntary resignation within 30 days thereafter; or (2) involuntary termination without cause within two years thereafter, Mr. Finley will receive a lump sum payment equal to two times the sum of his annual base salary and last annual cash bonus earned.  In addition, Mr. Finley will receive a lump sum payment equal to the estimated cost of obtaining medical insurance substantially similar to the coverage under the Bank’s medical insurance plan for a period of 24 months, less the aggregate amount he would be required to contribute for coverage under the Bank’s medical insurance plan if he was an active employee with the Bank for 24 months following his date of termination.

Mr. Finley agrees that while employed and for period of 12 months following his termination of employment for any reason, he will be subject to non-competition and non-solicitation covenants.

The foregoing description is qualified in its entirety by reference to the Employment Agreement that is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  Not applicable.
(b)           Pro Forma Financial Information.  Not applicable.
(c)           Shell Company Transactions.  Not applicable.
(d)           Exhibits.

Exhibit Number	Description
Exhibit 10.1	Employment Agreement between Sunshine Bancorp, Inc., Sunshine Bank and John D. Finley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.
DATE: January 28, 2016	By:	/s/ Andrew S. Samuel
Andrew S. Samuel President and Chief Executive Officer

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